Exhibit 10.2

U.S. SALE AND CONTRIBUTION AGREEMENT
Dated as of September 30, 2026

among
EACH OF THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Originators,
OT MIDCO INC.,
as Master Servicer,
FF CAYMAN HOLDINGS LTD.,
as Intermediate Transferor
and
FF CAYMAN AR LTD.
as Buyer

CONTENTS
Clause          Subject Matter    Page

    -i-

CONTENTS
Clause          Subject Matter    Page

    -ii-

CONTENTS
Clause          Subject Matter    Page

SCHEDULES
Schedule I    List and Location of Each Transferor
Schedule II    Location of Books and Records of the Transferors
Schedule III    Trade Names
Schedule IV    Notice Addresses
EXHIBITS
Exhibit A     Form of Joinder Agreement
Exhibit B    Form of Intercompany Loan Agreement

    -iii-

This U.S. SALE AND CONTRIBUTION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 30, 2026, is entered into among the PERSONS LISTED AS ORIGINATORS ON SCHEDULE I HERETO (collectively, the “Originators” and each, an “Originator”), OT MIDCO, INC., a Delaware corporation, as master servicer (in such capacity, the “Master Servicer”), FF Cayman Holdings Ltd., a Cayman Islands exempted company (the “Intermediate Transferor”) and FF Cayman AR Ltd., a Cayman Islands exempted company (the “Buyer”).
DEFINITIONS
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in the Credit and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among the Buyer, as the borrower, the Master Servicer, the Persons from time to time party thereto as Lenders and Sound Point Agency LLC, in its capacity as Administrative Agent and in its capacity as Collateral Agent. The rules of construction set forth in Exhibit I of the Credit and Security Agreement are hereby incorporated in this agreement by reference as if such rules of construction were set forth herein in their entirety.
As used herein, the following terms have the following meanings:
“Buyer’s Net Worth” means, at any time of determination, an amount equal to (a) the aggregate Outstanding Balance of all Pool Receivables at such time, minus (b) the sum, without duplication, of (i) the Aggregate Revolving Principal, (ii) accrued and unpaid Interest on all Advances, (iii) accrued and unpaid Fees, (iv) the aggregate outstanding principal amount under the Intercompany Loan Agreement at such time, and (v) accrued and unpaid interest under the Intercompany Loan Agreement at such time.
“Required Capital Amount” means $500,000.
BACKGROUND
1.The Buyer is a special purpose exempted company, all of the issued and outstanding Equity Interests of which are owned by the Intermediate Transferor and the Intermediate Transferor is a special purpose exempted company, all of the issued and outstanding Equity Interests of which are owned by Teads, Inc., a Delaware corporation and an Originator hereunder (in such capacity, the “Contributing Originator”).
2.The Originators generate Receivables in the ordinary course of their businesses. The Originators (other than the Contributing Originator) wish to sell such Receivables and the Related Rights to the Buyer, and, in the case of the Contributing Originator, the Contributing Originator wishes to contribute such Receivables and the Related Rights to the Intermediate Transferor, and the Intermediate Transferor wishes to contribute such Receivables and Related Rights to the Buyer, and the Buyer is willing to purchase and accept, as applicable, such Receivables and Related Rights from the Originators and the Intermediate Transferor, on the terms and subject to the conditions set forth herein.

3.The Originators and the Buyer intend each such sale made hereunder to be a true sale of Receivables and the Related Rights by each Originator to the Buyer, and each contribution of Receivables and Related Rights by the Contributing Originator to the Intermediate Transferor and by the Intermediate Transferor to the Buyer to constitute an absolute conveyance of Receivables and Related Rights to the Buyer, in each case, providing the Buyer with the full benefits of ownership of the Receivables, and neither the Originators, the Intermediate Transferor nor the Buyer intend the transactions hereunder to be characterized as a loan, extension of credit, or other financing from the Buyer or the Intermediate Transferor to any Originator.
4.The Buyer intends to pledge the Receivables and the Related Rights to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Credit and Security Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
SALES AND CONTRIBUTIONS
Section 1.1Agreement to Sell and Contribute. On the terms and subject to the conditions set forth in this Agreement, (i) except when electing to make a contribution under clause (ii) below, each Originator agrees to sell to the Buyer, and the Buyer agrees to purchase from such Originator and (ii) the Contributing Originator, at its election, agrees to contribute to the Intermediate Transferor, and the Intermediate Transferor agrees to accept such contribution and upon receipt of such contribution, agrees to contribute to the Buyer, and the Buyer agrees to accept from the Intermediate Transferor, in each case, from time to time on or after the Closing Date but before the Sale and Contribution Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:
(a)each Receivable of such Originator (other than the Receivables contributed by the Contributing Originator to the capital of the Intermediate Transferor and by the Intermediate Transferor to the capital of the Buyer pursuant to Article III) that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date (as defined below);
(b)each Receivable generated by such Originator from and including the Cut-Off Date to but excluding the Sale and Contribution Termination Date; and
(c)all Related Rights.
All sales and contributions of Receivables and Related Rights hereunder shall be made without recourse except as expressly set forth herein, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable or any related Contract is intended to be assumed by the Buyer (or its assignees) hereunder, and any such assumption is expressly disclaimed. The Buyer’s foregoing commitment to purchase and accept Receivables and Related Rights is herein called the “Purchase Facility.”
As used herein:
“Cut-Off Date” means (a) with respect to each Originator party hereto on the Closing Date, September 30, 2026, and (b) with respect to any other Originator that first becomes a party hereto after the date hereof, the Business Day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing.
“Related Rights” means, with respect to any Receivable:
(a)all instruments and chattel paper that evidence such Receivable;
(b)all letter of credit rights and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(c)all rights, interests and claims (but not obligations) under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time, in each case, supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(d)all books and records to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) to the Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and
(e)all Collections and other proceeds (as defined in the UCC) of such Receivable and any of the foregoing.
“Transferor” means the collective reference to the Originators, the Contributing Originator and the Intermediate Transferor.
“Transferee” means the collective reference to the Intermediate Transferor (solely to the extent of Receivables and Related Rights contributed to its capital by the Contributing Originator) and the Buyer.

Section 1.2Timing of Sales and Contributions.
(a)Closing Date Sales and Contributions. Effective on the Closing Date, each Originator hereby sells to, and, in the case of the Contributing Originator, hereby contributes to the capital of the Intermediate Transferor and the Intermediate Transferor hereby contributes to the capital of, the Buyer, and the Buyer hereby purchases and accepts, such Originator’s (and the Intermediate Transferor’s, as applicable) entire right, title and interest in, to and under (i) each Receivable that existed and was owing to such Originator at the Cut-Off Date, (ii) each Receivable generated by such Originator from and including the Cut-Off Date, to and including the Closing Date, and (iii) all Related Rights with respect thereto.
(b)Subsequent Sales and Contributions. After the Closing Date, until the Sale and Contribution Termination Date, each Receivable and the Related Rights generated by each Originator (including any person that becomes a party hereto as an “Originator” after the Closing Date, effective as of the date of the applicable Joinder Agreement) shall be, and shall be deemed to have been, sold or contributed by such Originator (and the Intermediate Transferor, if applicable) to the Buyer immediately (and without further action) upon the creation of such Receivable and to the extent the Purchase Price therefor has been paid in accordance with Section 3.2.
Section 1.3Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originator and to accept capital contributions (in the case of contributions from the Contributing Originator to the Intermediate Transferor, and the Intermediate Transferor to Buyer) to the Originators pursuant to Article III. In the case of any such contributions, the consideration therefor shall be the increase by the Contributing Originator’s share premium in the Intermediate Transferor (and the Intermediate Transferor’s share premium in the Buyer) in an amount equal to the Purchase Price for such contributed Receivables and Related Rights.
Section 1.4Sale and Contribution Termination Date. The “Sale and Contribution Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated by Buyer (with the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders)) pursuant to Section 8.2(a) and (b) the Final Payout Date.
Section 1.5Intention of the Parties. It is the express intent of each Transferor and each Transferee that each conveyance by such Transferor to such Transferee of Receivables and Related Rights pursuant to this Agreement be a true sale and/or contribution and be construed as a valid and perfected sale or contribution and an absolute and irrevocable assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Transferor to such Transferee (rather than the grant of a security interest to secure a debt or other obligation of such Transferor), providing such Transferee with the full risk and benefit of ownership of the Receivables and Related Rights, and that the right, title and interest in and to such Receivables and Related Rights conveyed to such Transferee be prior to the rights of and enforceable against all other Persons at any time, including lien creditors, secured lenders, purchasers and any Person claiming through such Transferor. Notwithstanding the foregoing, to protect the rights of the Transferee (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and (ii) each Transferor grants to each Transferee a security interest in, to and under all of such Transferor’s right, title and interest in and to the Receivables and the Related Rights now existing and hereafter arising or created by such Transferor (the “Receivables Collateral”) transferred or purported to be transferred hereunder, to secure such Transferor’s obligations under the Transaction Documents, including its obligation to turn over to the Transferee all Collections and other proceeds with respect to such Receivables and Related Rights. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under any Applicable Law, which rights and remedies shall be cumulative. In furtherance of the foregoing, the applicable Transferor hereby authorizes the Transferee and the Collateral Agent (as assignee of the Transferee) to file (or cause to be filed) such financing statements (or continuation statements, or amendments thereto or assignments thereof), and such other notices and instruments as may be necessary or appropriate to perfect and maintain Transferee’s security interest and legal and beneficial ownership of the Receivables Collateral acquired by the Transferee in all appropriate jurisdictions.
ARTICLE II
PURCHASE RECORDS; PURCHASE PRICE CALCULATION
Section 2.1Purchase Records. On the Closing Date and on or prior to each date when a Monthly Report is due to be delivered under the Credit and Security Agreement (each such date, a “Monthly Purchase Record Date”), the Master Servicer (or its delegee) shall record in its books and records, which it shall maintain and make available to the Buyer and each Transferor upon request, the following information (the “Purchase Records”):
(a)Receivables purchased by, and contributed to the capital of, the Transferee from any Transferor on the Closing Date (in the case of the Purchase Records to be recorded on the Closing Date);
(b)Receivables purchased by, and contributed to the capital of, the Transferee from any Transferor during the calendar month immediately preceding such Monthly Purchase Record Date (in the case of each Monthly Purchase Record Date after the Closing Date); and
(c)the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3(a) and (b).
For the avoidance of doubt, no failure by the Master Servicer to maintain any Purchase Records, or the existence of any error therein, shall derogate from the Transferee’s and its assigns’, right, title and interest in, to or under any Receivables or Related Rights conveyed or purported to be conveyed, whether by purchase or contribution, to such Transferee hereunder.
Section 2.2Purchase Price Calculation. The “Purchase Price” to be paid to each Originator on any Payment Date in accordance with the terms of Article III for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD
where:
PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.
OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.
FMVD	=
Fair Market Value Discount, as measured on such Payment Date, which is equal to a percentage determined by the Buyer and the applicable Originator from time to time to provide the Buyer with a reasonable return on its investment in the Receivables after taking into account (i) the time value of money based upon the anticipated dates of collection of the Receivables, (ii) the cost to the Buyer of financing its investment in the Receivables during such period and (iii) the risk of nonpayment by the Obligors. The Originators and the Buyer may agree from time to time to change the Fair Market Value Discount based on changes in one or more of the items affecting the calculation thereof; provided that any change to the Fair Market Value Discount shall take effect as of the first day of a calendar month, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Receivables which came into existence during any calendar month ending prior to the calendar month during which the Originators and the Buyer agree to make such change.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business. Notwithstanding anything to the contrary, the sale or contribution of Receivables and the application of proceeds with respect thereto shall occur daily; provided that settlement as to the reporting or presentation of such transactions shall occur on the Monthly Purchase Record Date.
The increase in each Transferor’s capital account on any Payment Date in accordance with the terms of Article III for the Receivables and the Related Rights, if any, that are contributed by such Transferor shall be an amount equal to the Purchase Price for such Receivable.
ARTICLE III
PURCHASE PRICE PAYMENTS AND CAPITAL CONTRIBUTIONS
Section 3.1Initial Contribution of Receivables and Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Transferor the Purchase Price for the purchase to be made from such Transferor on the Closing Date (i) in the case of the Contributing Originator, at the Contributing Originator’s

election, by accepting a contribution to the Buyer’s capital in respect of the contribution made by the Intermediate Transferor following its receipt of the initial contribution from the Contributing Originator, (ii) in cash to the extent the Buyer has cash available therefor, including after giving effect to any borrowings by the Buyer under the Credit and Security Agreement) and (iii) the remainder by accepting an intercompany loan from the Originator that was made under an intercompany loan agreement in the form of Exhibit B to such Originator (each such intercompany loan agreement, as it may be amended, supplemented, endorsed or otherwise modified from time to time, each being herein called an “Intercompany Loan Agreement”) with an initial principal amount equal to the remaining Purchase Price payable to such Originator not paid in cash or contributed to the Buyer’s capital from the Intermediate Transferor.
As used herein, “Intercompany Loan” means the loans made under the Intercompany Loan Agreement.
Section 3.2Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay to each Transferor the Purchase Price for the Receivables and the Related Rights generated by such Transferor on such Payment Date as follows:
(a)At the Contributing Originator’s election (in its sole discretion) by accepting a contribution to its capital in an amount equal to the Purchase Price; and
(b)in the case of all other Receivables and Related Rights not contributed under clause (i) above, first in cash the extent the Buyer has cash available therefor and such payment is not prohibited under the Credit and Security Agreement and second, to the extent any portion of the Purchase Price remains unpaid following payment or a deemed payment or application of cash, in either case to the Originator on such date as application therefor, an Intercompany Loan shall automatically be made by the Buyer under the Intercompany Loan Agreement with the Originator in an initial principal amount equal to the least of (x) such remaining unpaid portion of such Purchase Price and (y) the maximum amount that could be made without rendering the Buyer’s Net Worth less than the Required Capital Amount (and, to the extent such amount would render the Buyer’s Net Worth less than the Required Capital Amount, such amount shall instead be made as a capital contribution pursuant to Section 3.2(a)).
All amounts paid by the Buyer to any Originator shall be allocated first to the payment of any Purchase Price then due and unpaid, second to the payment of accrued and unpaid interest on the Intercompany Loans made by such Originator; third to the repayment of the principal outstanding on the Intercompany Loans made by such Originator to the extent of such outstanding principal thereof as of the date of such payment before such amounts may be allocated for any other purpose and fourth, as a distribution on capital. The Master Servicer (or its delegee) shall make all appropriate record keeping entries with respect to each of the Intercompany Loans to reflect the foregoing payments and reductions made pursuant to Section 3.3, and the Master Servicer’s (or its delegee’s) books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Intercompany Loans at any time.

Notwithstanding anything to the contrary contained in this Agreement or any Intercompany Loan Agreement, each Originator acknowledges that all obligations of the Buyer in respect of principal and interest evidenced by the Intercompany Loans may only be paid from funds available to the Buyer pursuant to Sections 2.1 and 2.2 of the Credit and Security Agreement, and shall be non-recourse to the Buyer other than with respect to such funds.
Notwithstanding anything to the contrary contained in this Agreement, each Transferor and each Transferee acknowledge that each contribution of Receivables and Related Rights by the Contributing Originator to the Intermediate Transferor, and by the Intermediate Transferor to the Buyer, shall be made as a capital contribution without the issuance of any new shares and any such contributions shall be credited entirely to the share premium of the applicable Transferor.
Section 3.3Settlement as to Specific Receivables and Dilution.
(a)If on any day:
(i)any of the representations or warranties of any Transferor set forth in Sections 5.7, 5.12, 5.20, 5.21, or 5.24 are not true with respect to any Receivable conveyed to the Buyer hereunder; or
(ii)the Outstanding Balance of any Receivable conveyed to the Transferee hereunder is reduced or is cancelled as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Originators, any other Teads Party or any Affiliate thereof, or (C) any setoff, counterclaim or dispute between any Teads Party or any Affiliate thereof and an Obligor;
then, in either case, such Transferor shall be deemed to have received a Collection on such Receivable on such day in an amount equal to (x) in the case of clause (i) above, the affected Receivable’s Outstanding Balance in full, and (y) in the case of clause (ii) above, amount equal to the positive difference between (A) such Receivable’s Outstanding Balance prior to such reduction or cancellation and (B) such Receivable’s Outstanding Balance after such reduction or cancelation. Collections deemed to have been received by the Originators pursuant to this Section 3.3(a) are referred herein to as “Deemed Collections.” Notwithstanding the foregoing, if the Outstanding Balance of any Receivable conveyed to the Buyer hereunder is reduced, cancelled, or otherwise uncollectable by reason of the bankruptcy, insolvency, lack of creditworthiness or other financial inability to pay of the related Obligor, then no such Deemed Collections shall arise in respect of such Receivable.
(b)If an Originator is deemed to receive any Deemed Collections pursuant to Section 3.3(a), then such Originator shall within two (2) Business Days of receiving knowledge thereof pay in cash to a Collection Account or a Facility Account (or as otherwise directed by the Administrative Agent (acting at the direction of the Requisite Lenders) at such time) for the benefit of the Buyer and the Secured Parties (as Buyer’s assignees) an amount equal to:

(i)if the Facility Termination Date has not occurred and no Amortization Event or Potential Amortization Event has occurred and is continuing, the lesser of (x) the full amount of such Deemed Collections and (y) the amount necessary (by applying such amount as a Collection pursuant to Section 3.1 of the Credit and Security Agreement) to eliminate any Overadvance that exists at such time; or
(ii)if the Facility Termination Date has occurred or an Amortization Event or Potential Amortization Event has occurred and is continuing, the full amount of such Deemed Collection.
(c)If, on any day, the Outstanding Balance of any Receivable purchased hereunder is subject to any withholding Tax, and/or any sales, stamp or transfer Tax, then without duplication, either: (1) the Purchase Price with respect to such Receivable shall be reduced by the amount of such withholding Tax, sales, stamp or transfer Tax and shall be accounted to such Originator as provided in clause (d) below; or (2) the Originator shall pay to the Buyer, and fully indemnify the Buyer against, the amount of any such withholding Tax, and/or sales, stamp or transfer Tax on an after-Tax basis such that the Buyer is made whole in respect of any withholding Tax, and/or sales, stamp or transfer Tax imposed on the Outstanding Balance of any Receivable purchased hereunder.
(d)Any reduction in the Purchase Price of any Receivables pursuant to clause (a) or (b) above that is not required to be applied in cash may be applied, at the Buyers’s election, as a reduction of the outstanding principal balance under the Intercompany Loan Agreement made by such Originator to the extent any Purchase Price in respect of any Receivables and Related Rights that have been purchased under the second prong of Section 3.2(b).
ARTICLE IV
EFFECTIVENESS; ADDITIONAL ORIGINATORS
Section 4.1Effectiveness. This Agreement shall become effective as of the Closing Date upon effectiveness of the Credit and Security Agreement pursuant to the terms thereof.
Section 4.2Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer (acting in its sole discretion) and the Administrative Agent (acting at the direction of the Requisite Lenders, acting in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Buyer and Administrative Agent (acting at the direction of the Requisite Lenders) on or before the date of such addition:
(a)the Master Servicer shall have given the Buyer, the Administrative Agent and each Lender at least thirty (30) days’ prior written notice (or such shorter period as may be agreed in writing by the Administrative Agent (acting at the direction of the Requisite Lenders)) of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer, the Administrative Agent (acting at the direction of the Requisite Lenders) or any Lender may reasonably request;

(b)such proposed additional Originator shall have executed and delivered to the Buyer, the Administrative Agent and each Lender an agreement substantially in the form attached hereto as Exhibit A (a “Joinder Agreement”);
(c)such proposed additional Originator shall have delivered to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender each of the documents, certifications, opinions of counsel and lien searches with respect to such Originator, which documents, certifications, opinions of counsel and lien searches were delivered to the Administrative Agent as conditions precedent to effectiveness of the Credit and Security Agreement on the Closing Date, in each case, in form and substance satisfactory to the Buyer, the Administrative Agent (acting at the direction of the Requisite Lenders) and each Lender;
(d)such addition shall not result in a Change in Control;
(e)no Sale and Contribution Termination Event shall have occurred and be continuing; and
(f)no Amortization Event or Potential Amortization Event shall exist or shall result from such addition.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Originator and, to the extent specified, each Transferor (and solely with respect to Section 5.20, the Buyer) hereby represents and warrants with respect to itself that each representation and warranty concerning it or the Receivables sold or contributed by it hereunder that is contained in the Credit and Security Agreement is true and correct, and hereby makes the representations and warranties set forth in this Article V, in each case, as of the Closing Date and each day on which any Receivable is sold or contributed to the Buyer hereunder (except for representations and warranties which apply as to a specific date, in which case such representations and warranties shall be true and correct as of such date):
Section 5.1Existence and Power. Such Transferor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (iii) is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except to the extent that the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect.
Section 5.2Power and Authority; Due Authorization. Such Transferor (i) has all necessary organizational power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this

Agreement and the other Transaction Documents to which it is a party and (C) sell, contribute and grant a security interest in the Receivables and the Related Rights to the applicable Transferee on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary organizational action such sale, contribution or grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by such Transferor by all necessary action.
Section 5.3Binding Obligations. This Agreement and each of the other Transaction Documents to which such Transferor is a party, when executed and delivered by each other party thereto, constitute legal, valid and binding obligations of such Transferor, enforceable against such Transferor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
Section 5.4No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which such Transferor is a party, and the performance of the transactions contemplated by this Agreement and such other Transaction Documents and the fulfillment of the terms of this Agreement and such other Transaction Documents by such Transferor, will not (i) conflict with, result in a breach of or constitute a default under its organizational documents or any agreement with respect to Material Indebtedness, lease or instrument to which such Transferor is a party or by which it or its properties may be bound or affected, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such Material Indebtedness, lease or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation would not reasonably be expected to have a Material Adverse Effect.
Section 5.5Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to such Originator’s knowledge threatened in writing, against such Originator before any Governmental Authority: (A) asserting the invalidity of this Agreement or any of the other Transaction Document, (B) seeking to prevent the grant of a security interest in any Receivable or Related Right by such Transferor to the applicable Transferee, the ownership or acquisition by the applicable Transferee of any Receivable or Related Right or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party, (C) seeking any determination or ruling that would materially and adversely affect the performance by such Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations that would reasonably be expected to have a Material Adverse Effect.
Section 5.6No Consents. Except where the failure to obtain or make such authorization, consent, order, approval or action would not reasonably be expected to have a

Material Adverse Effect, such Transferor is not required to obtain the consent of any other party or any authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained.
Section 5.7Valid Sale. Each sale and contribution of Receivables and the Related Rights made by such Transferor pursuant to this Agreement shall constitute a valid sale (or contribution), transfer and assignment of Receivables and Related Rights to the applicable Transferee, enforceable against creditors of, and purchasers from, such Transferor, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
Section 5.8Accuracy of Information. No certificates, reports, statements, documents and other information (other than forward-looking information and information of a general economic nature or general industry nature) furnished to the Buyer, the Administrative Agent or the Lenders by such Transferor pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, when taken as a whole, contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein (taken as a whole) not materially misleading in light of the circumstances under which made, in each case, as of the date such information is furnished (as modified or supplemented by other information so furnished); provided that, with respect to projected financial information, if any, such representation is made only that any projections and forecasts are based on good faith estimates and assumptions believed by such Originator to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may materially differ from projected or forecasted results.
Section 5.9No Material Adverse Effect. As of the Closing Date, there has been no Material Adverse Effect with respect to such Transferor.
Section 5.10Names and Location. Except as described in Schedule III, such Transferor has not used any legal names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Such Transferor is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) (except as specified in Schedule I) in any other jurisdiction. The office(s) where such Transferor keeps its records concerning the Receivables is at the address(es) set forth on Schedule I; provided that such Transferor may amend the schedules hereto at any time upon 10 days’ prior written notice to the Buyer and the Administrative Agent (for distribution to the Lenders).
Section 5.11Margin Regulations. Such Transferor is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
Section 5.12Eligible Receivables. Each Receivable sold, transferred, contributed or assigned hereunder is an Eligible Receivable on the date of sale, transfer, contribution or assignment, unless otherwise specified in the first Monthly Report that includes such Receivable.
Section 5.13Credit and Collection Policy. Since the Closing Date, such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable sold or contributed by it hereunder and the related Contracts.
Section 5.14Investment Company Act. Such Transferor is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.
Section 5.15Financial Condition. Such Transferor is, as of the Closing Date, Solvent and no Insolvency Proceeding with respect to such Transferor is pending or threatened.
Section 5.16Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
Section 5.17Taxes. Except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, such Transferor has (i) timely filed or caused to be filed all Tax returns, reports and statements required to be filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax returns are required to be filed and (ii) all Taxes reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
Section 5.18[reserved].
Section 5.19No Fraudulent Conveyance. No sale or contribution or transfer hereunder has occurred in circumstances that would reasonably be expected to lead a court of competent jurisdiction to determine such sale or contribution constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.
Section 5.20Ordinary Course of Business. If notwithstanding the intention of the parties hereto, the transactions are characterized as loans and not sales or contributions, each of such Transferor and such Transferee represents and warrants as to itself that each remittance of Collections by or on behalf of such Transferor to the applicable Transferee under this Agreement will have been (i) in payment of a debt incurred by such Transferor in the ordinary course of business or financial affairs of such Transferor and the applicable Transferee and (ii) made in the ordinary course of business or financial affairs of such Transferor and the applicable Transferee.
Section 5.21Perfection Representations.
(a)Assuming the filing of the financing statement approved by the Buyer (and the Administrative Agent) on or before the date hereof and before the sale, contribution or other conveyance of any new Receivable to be sold, contributed or otherwise conveyed hereunder, this Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in such Transferor’s right, title and interest in, to and under the Receivables and Related Rights which (A) security interest (to the extent it can be perfected by filing a UCC financing statement or the execution of an account control agreement) has been or will be on the date hereof perfected and is enforceable against creditors of and purchasers from such Transferor and (B) is free of all Adverse Claims.
(b)The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
(c)Prior to their sale or contribution to each Transferee pursuant to this Agreement, such Transferor owned and had good and marketable title to the Receivables and Related Rights free and clear of any Adverse Claim of any Person.
(d)All appropriate financing statements, financing statement amendments and continuation statements have been filed (or will be filed on the Closing Date) in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Rights from such Transferor to the Buyer pursuant to this Agreement.
(e)Other than the ownership or security interest granted to the Buyer pursuant to this Agreement, such Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents. Such Transferor has not authorized the filing of and is not aware of any financing statements filed against such Transferor that include a description of collateral covering the Receivables and Related Rights other than any financing statement (i) in favor of the Collateral Agent (for the benefit of the Secured Parties) or (ii) that has been terminated or amended to reflect the release of any security interest in the Receivables and Related Rights. Such Transferor is not aware of any judgment lien, ERISA lien or tax lien filings against such Transferor.
(f)Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.21 shall be continuing and remain in full force and effect until the Final Payout Date.
Section 5.22Reliance on Separate Legal Identity. Such Transferor acknowledges that each of the Lenders, the Collateral Agent and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from such Transferor (other than for U.S. federal and applicable state and local income tax purposes).
Section 5.23Opinions. The facts regarding such Transferor, the Receivables sold or contributed by it hereunder, the Related Rights and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all respects material to such opinions.
Section 5.24Enforceability of Contracts. Each Contract related to any Receivable sold or contributed by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim, and such Originator has fully performed its obligations under such Contract, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law (regardless of whether enforcement is sought in a proceeding in equity or at law).
Section 5.25Compliance with Law. Such Transferor is in compliance with the requirements of all laws, rules and regulations applicable to its property or business operations, except in such instance where any failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.26Servicing Programs. No license or approval is required for Master Servicer’s or Buyer’s use of any software or other computer program used by such Originator in the servicing of the Receivables, other than those that have been obtained and are in full force and effect or where the failure to obtain such license or approval would not be reasonably likely to have a Material Adverse Effect.
Section 5.27Compliance with Transaction Documents and Contracts. Such Transferor has complied with all of the terms, covenants and agreements contained in the other Transaction Documents to which it is a party.
Section 5.28Anti-Money Laundering / International Trade Law Compliance. (i) Such Transferor is not a Sanctioned Person and (ii) is in compliance with Anti-Corruption Laws, applicable Anti-Terrorism Laws and applicable Sanctions.
Section 5.29Payments on Receivables; Collection Accounts. Such Originator will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. Such Originator will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of such Originator. If any payments on the Pool Receivables or other Collections are received by such Originator, it shall hold such payments in trust for the benefit of the Buyer, the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. Such Originator shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. Such Originator will not, and will not permit any other Person to commingle Collections or other funds to which the Buyer, the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds.
Section 5.30Nature of Pool Receivables
All Pool Receivables (i) were originated by such Originator in the ordinary course of its business, (ii) were sold to the applicable Transferee for fair consideration and reasonably equivalent value and (iii) represent all, or a portion of, the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act
Since the Closing Date, there has been no material adverse change in either the collectibility or the payment history of the Receivables originated by such Originator.
ARTICLE VI
COVENANTS OF THE TRANSFERORS
Section 6.1Covenants. At all times from the Closing Date until the Final Payout Date, each Originator and, to the extent specified, each Transferor, shall perform the following covenants:
(a)Existence. Such Transferor shall keep in full force and effect its existence and rights as a corporation, limited liability company or other entity under the laws of its jurisdiction of organization. Such Transferor shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)Financial Reporting. Such Transferor will maintain (or have maintained on its behalf by a consolidated Affiliate) a system of accounting established and administered in accordance with GAAP, which may be a consolidated accounting system, and such Transferor shall (or shall cause such consolidated Affiliate to) furnish to the Buyer, the Administrative Agent and each Lender such information (including non-financial information) as the Buyer, the Administrative Agent or any Lender may from time to time reasonably request.
(c)Notices. Such Transferor will notify the Buyer and the Administrative Agent in writing of any of the following events, with such notice describing the same, and if applicable, the steps taken or being taken by the Person(s) affected with respect thereto:
(i)Notice of Sale and Contribution Termination Event, Amortization Event or Potential Amortization Event. A statement of a Responsible Officer of such Transferor setting forth details of any Sale and Contribution Termination Event (as defined in Section 8.1), Amortization Event or Potential Amortization Event that has occurred and is continuing and the action that such Transferor has taken or proposes to take with respect thereto.
(ii)Representations and Warranties. The failure of any representation or warranty made or deemed made by such Transferor under this Agreement or any other Transaction Document to be true and correct in any material respect when made (or if already qualified by materiality or Material Adverse Effect, in all respects).
(iii)Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.
(iv)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Receivables or Related Rights or any material portion thereof, (B) any Person other than the Buyer, the Master Servicer or the Collateral Agent shall obtain any rights or direct any action with respect to any Collection Account or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Master Servicer or the Administrative Agent.
(v)Name Changes. At least ten (10) days before any change in any Transferor’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.
(vi)Change in Accountants or Accounting Policy. Any change in (A) the external accountants of such Transferor, or (B) any material accounting policy of such Transferor that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which such Transferor accounts for the Pool Receivables shall be deemed “material” for such purpose).
(vii)Material Adverse Effect. Promptly after the occurrence thereof, notice of any Material Adverse Effect with respect to such Transferor.
(d)Conduct of Business; Preservation of Existence. Such Transferor shall maintain its organizational existence in full force and effect in its jurisdiction of incorporation, formation or organization, as the case may be. Such Transferor will qualify and remain licensed or qualified as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the failure to receive or retain such licensing or qualification would reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this clause shall prevent any transaction permitted by clause (o) below or not otherwise prohibited by this Agreement or any other Transaction Document.
(e)Compliance with Laws. Such Transferor will comply with all Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f)Furnishing of Information and Inspection of Receivables. Such Transferor will furnish or cause to be furnished to the Administrative Agent (for distribution to the Lenders) from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent (acting at the direction of the Requisite Lenders or any Lender may reasonably request. Such Transferor will, at such Transferor’s expense, at reasonable times during regular business hours with reasonable prior written notice, (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) to examine and make copies of and abstracts from all Records in the possession or under the control of the Teads Parties relating to the Pool Receivable) and the Related Security, including, without limitation, the related Contracts, (B) upon reasonable advance written notice, visit the offices and properties of such Originator, not more than once in any calendar year, during reasonable business hours for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to such Originator’s financial condition or the Pool Receivables and the Related Security or such Originator’s performance under any of the Transaction Documents or performance under the Contracts and, in each case, with any of the officers or employees of such Teads Party having knowledge of such matters (each such visit, a “Review”). Such Reviews may include a review of the Originator’s compliance with the Credit and Collections Policy. In connection with such Reviews, such Originator shall not unreasonably oppose a request by the Lenders to communicate directly with the Originator’s independent certified public accountants; provided that such Originator shall have an opportunity to be present at or participate in any such discussion with such Originator’s independent certified public accountants. So long as no Amortization Event has occurred and is continuing, the Administrative Agent (acting at the direction of the Requisite Lenders) and the Lenders shall be entitled to conduct (and such Originator shall only be responsible for the cost of) up to two such Reviews under this Section 6.1(f) in any one calendar year. Notwithstanding anything to the contrary in this Section 6.1(f), no such Originator shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by law or any binding agreement, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.
(g)Payments on Receivables; Collection Accounts. Such Originator will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account. Such Originator will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of such Originator. If any payments on the Pool Receivables or other Collections are received by such Originator, it shall hold such payments as property for, and in trust for the benefit of, the Buyer, the Collateral Agent, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. Such Originator shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, such Originator will within two (2) Business Days after such deposit identify and transfer, or cause the transfer, of such funds to the appropriate Person entitled to such funds. Such Originator will not, and will not permit any other

Person to commingle Collections or other funds to which the Buyer, the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds for more than two (2) Business Days. Such Originator (or the Master Servicer on its behalf) shall at all times, maintain such books and records necessary to identify Collections received from time to time on Receivables in the Transition Accounts, Collection Accounts or otherwise and to segregate such Collections from the property of such Originator.
(h)Sales, Liens, etc. Except as otherwise provided herein, no Transferor will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any Pool Receivable or other Related Rights, or assign any right to receive income in respect thereof.
(i)Extension or Amendment of Pool Receivables; Performance of Contracts. Except as otherwise permitted by the Credit and Security Agreement, no Transferor will, or will permit the Master Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract other than in accordance with the Credit and Collection Policy. Such Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(j)Fundamental Changes. Such Transferor shall not, in each case, without (x) the prior written consent of the Buyer and the Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned, and (y) delivery to the Buyer and the Administrative Agent (for distribution to the Lenders) of all financing statements, instruments and other documents reasonably requested by the Buyer or the Administrative Agent (acting at the request of the Requisite Lenders) in connection with such change, make any change in such Transferor’s name, location or make any other change in such Transferor’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or the Credit and Security Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC.
(k)Change in Credit and Collection Policy. No Transferor will, or direct the Master Servicer to, amend the Credit and Collection Policy in a manner that is adverse in any material respect to the collectability of the Pool Receivables or changes in any material respect the assessment of the credit worthiness of any existing Obligor or new Obligor without the prior written consent of the Administrative Agent (for distribution to the Lenders).
(l)Books and Records. Such Transferor will maintain and implement (or cause the Master Servicer to maintain and implement) commercially reasonable administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Master Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables and all Collections of and adjustments to each existing Pool Receivable.
(m)Ownership Interest, Etc. Such Transferor shall (and shall cause the Master Servicer to), at its expense, take all action necessary or reasonably requested by the Buyer or the Administrative Agent (acting at the direction of the Requisite Lenders) desirable to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, and a first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim, in favor of the Buyer, including taking such action to perfect, protect or more fully evidence the interest of the Buyer as the Buyer, the Administrative Agent (acting at the direction of the Requisite Lenders) or any Secured Party may reasonably request. In order to evidence the security interests of the Buyer under this Agreement, such Transferor shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Buyer or Administrative Agent (acting at the direction of the Requisite Lenders)) to maintain and perfect, as a first-priority interest, Buyer’s security interest in the Receivables, Related Security and Collections. Such Transferor shall, from time to time and within the time limits established by law, prepare and present to the Buyer for the Buyer’s authorization and approval, all financing statements, amendments or continuations, or other filings necessary to continue, maintain and perfect the Buyer’s security interest as a first-priority interest. The Buyer’s approval of such filings shall authorize such Originator to file such financing statements under the UCC without the signature of such Originator where allowed by Law. Notwithstanding anything else in the Transaction Documents to the contrary, such Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders).
(n)Further Assurances. Such Transferor hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer, the Master Servicer or the Administrative Agent (acting at the direction of the Requisite Lenders)may reasonably request, to perfect, protect or more fully evidence the purchases and contributions made hereunder or under the Credit and Security Agreement and/or security interest granted pursuant to the Credit and Security Agreement or any other Transaction Document, or to enable the Buyer or the Collateral Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies hereunder, under the Credit and Security Agreement or under any other Transaction Document. Without limiting the foregoing, such Transferor hereby authorizes, and will, upon the request of the Buyer or the Administrative Agent (acting at the direction of the Requisite Lenders), at such Transferor’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Buyer or Administrative Agent (acting at the direction of the Requisite Lenders) may reasonably request, to perfect, protect or evidence any of the foregoing.

(o)Mergers, Acquisitions, Sales, etc. Such Transferor shall not be a party to any amalgamation, demerger, merger, consolidation or other restructuring, except (x) any such transaction between Teads Holding Co. and its Subsidiaries on a solvent basis or other transactions in which the Administrative Agent (acting at the direction of the Requisite Lenders) has provided its prior written consent or (y) any such transaction where an Originator is the surviving entity and following such transaction, there is no change with respect to the ownership of such Originator; provided that if such transaction involves such Transferor, then the Administrative Agent and the Requisite Lenders shall be satisfied that all actions to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables to be purchased by the Buyer under this Agreement and other Related Rights, as reasonably requested by the Administrative Agent or the Requisite Lenders shall have been taken by, and at the expense of, such Transferor (including the filing of any UCC financing statements or similar notices, the receipt of certificates and other requested documents from public officials).
(p)Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. Such Transferor shall not take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Buyer and the Administrative Agent (acting at the direction of the Requisite Lenders).
(q)Buyer’s Tax Status. Such Transferor shall not take or cause any action to be taken that could reasonably be expected to result in the Buyer (i) being treated for U.S. federal income tax purposes other than as (x) a “disregarded entity” within the meaning of U.S. Treasury Regulation 7701-or (y) a partnership each of whose partners is a “United States person” (within the meaning of Section 7701(a)(30) of the Code), (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (iii) becoming subject to any Tax on a net income basis in any jurisdiction outside the United States.
(r)Insurance. Such Originator shall maintain in effect, at such Originator’s expense, such insurance as such Originator deems appropriate in its good faith business judgment.
(s)Other Additional Information. Such Originator shall provide to the Administrative Agent and the Lenders such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.
(t)Ownership of Buyer. The Contributing Originator shall at all times own 100% of the Equity Interests of the Intermediate Transferor and the Intermediate Transferor shall at all times own 100% of the Equity Interests of the Buyer, in each case, free and clear of all Adverse Claims.

(u)Change in Payment Instructions to Obligors. Such Transferor shall not (and shall not permit the Master Servicer to) add, replace or terminate any Collection Account (or a related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Account (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and, solely with respect to the replacement or termination of a Collection Account, the Administrative Agent and the Lenders shall have consented to such change in writing.
(v)Buyer’s Net Worth. The Contributing Originator shall not permit the Buyer’s Net Worth to be less than the Required Capital Amount at any time.
Section 6.2Separateness Covenants. Each Transferor hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s and the Intermediate Transferor’s identity as a legal entity separate (other than for U.S. federal and applicable state and local income tax purposes) from each Transferor and its Affiliates. Therefore, from and after the date hereof, each Transferor shall take all reasonable steps necessary (reasonably requested by the Requisite Lenders (it being understood that no Transferor shall have any obligation to maintain or preserve the Buyer’s financial condition or cause the Buyer to achieve certain levels of operating results)) to make it apparent to third Persons that the Transferee is an entity with assets and liabilities distinct from those of the Transferor and any other Persons, and is not a division of any Transferor, its Affiliates or any other Person consistent with the terms of the Buyer’s Organizational Documents. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each Transferor shall comply and/or act in accordance with all of the other separateness covenants set forth in the Buyer’s and the Intermediate Transferor’s Organizational Documents.
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES
Section 7.1Rights of the Transferee. Each Transferor hereby authorizes its applicable Transferee, the Master Servicer or their respective designees or assignees under this Agreement or, in the case of the Buyer, the Credit and Security Agreement (including the Collateral Agent) to take any and all steps in such Transferor’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including endorsing the name of such Transferor on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, that the Administrative Agent shall not take any of the foregoing actions unless an Amortization Event has occurred and is continuing.

Section 7.2Responsibilities of the Transferors. Notwithstanding anything herein to the contrary:
(a)Each Transferor shall perform its obligations hereunder, and the exercise by its applicable Transferee or its designee of its rights hereunder shall not relieve such Transferor from such obligations.
(b)None of the Buyer, the Intermediate Transferor, the Lenders or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Lenders or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.
(c)Each Transferor hereby grants to the Administrative Agent an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Amortization Event to take in the name of such Transferor all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Transferor or transmitted or received by the applicable Transferee (whether or not from such Transferor) in connection with any Receivable sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.
Section 7.3Further Action Evidencing Purchases. Each Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the applicable Transferee, the Master Servicer or its delegee, the Administrative Agent (acting at the direction of the Requisite Lenders) or any Lender may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the applicable Transferee hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Buyer, the Administrative Agent (acting at the direction of the Requisite Lenders) or any Lender, such Transferor will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be reasonably necessary or appropriate.
Each Transferor hereby authorizes the Buyer or its designee or assignee (including the Collateral Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, whether now existing or hereafter generated, contributed or acquired by such Originator. If any Transferor fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including the Collateral Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including the Collateral Agent) incurred in connection therewith shall be payable by such Transferor.

Section 7.4Application of Collections. Any payment by an Obligor in respect of any indebtedness owed in connection with any Receivables by it to any Originator shall, except as otherwise specified by such Obligor, required by Law and unless otherwise instructed by a Master Servicer (with the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders)) or, following the occurrence and continuation of an Amortization Event, the Administrative Agent (acting at the direction of the Requisite Lenders), be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.
Section 7.5Performance of Obligations. Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay (or cause to be paid) when due any Taxes (including any sale Taxes) that are required to be paid by it in connection with the Receivables generated by such Originator and their creation and satisfaction.
Section 7.6Servicing Fee and Appointment of Teads, Inc. as Sub-Servicer. In consideration of the Master Servicer’s agreement to act as the Master Servicer hereunder, the Buyer shall pay the Master Servicer a fee (the “Servicing Fee”) on each Monthly Payment Date, in arrears for the immediately preceding Calculation Period, an amount equal to (x) 0.20% of the aggregate Outstanding Balance of all Eligible Receivables as set forth in in the most recent Monthly Report prior to such Monthly Payment Date divided by (y) 12. The payment of the Servicing Fee shall be subject to the priorities set forth in Sections 2.1 and 2.2 of the Credit and Security Agreement. The Master Servicer hereby appoints Teads, Inc. as its sub-servicer and Teads, Inc. hereby accepts such appointment, in each case, on the terms and subject to the conditions set forth herein and in the Credit and Security Agreement. As consideration for such appointment, the Master Servicer delegates its right to receive the Servicing Fee to Teads, Inc. for so long as it acts as sub-servicer hereunder.
ARTICLE VIII
SALE AND CONTRIBUTION TERMINATION EVENTS
Section 8.1Sale and Contribution Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Sale and Contribution Termination Event”:
(a)any Transferor shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall continue unremedied for two (2) Business Days;
(b)any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party or any written statement made by any Originator in any financial statement, certificate, report, exhibit or document furnished by such Originator pursuant to this Agreement or any other Transaction Document to which it is a party, shall prove to have been false in any material respect when made or deemed made or delivered and, solely to the extent capable of cure, remains unremedied for fifteen (15) calendar days; provided, that no breach of a representation or warranty set forth in Sections 5.7, 5.12, 5.19, 5.20, 5.21, 5.22, 5.24, 5.25 or 5.26 shall constitute a Sale and Contribution Termination Event pursuant to this clause (b) if the applicable Originator has complied with its related obligations under Section 3.3 with respect to such breach;
(c)any Transferor shall fail to perform or observe any other term, covenant or agreement under this Agreement or any other Transaction Document to which it is a party to be performed or observed by such Originator, and such failure, solely to the extent capable of cure, shall continue for thirty (30) calendar days after the earlier of the date on which a Responsible Officer of any Originator becomes aware of such default or written notice thereof shall have been given to the Originator by the Administrative Agent (acting at the direction of the Requisite Lenders) or the Buyer;
(d)the Facility Termination Date shall have occurred; or
(e)a Material Adverse Effect shall occur with respect to any Originator; or
(f)any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any Transferor (or any of its respective Affiliates) shall so state in writing; or
(g)an Insolvency Proceeding shall have been instituted against any Transferor or a substantial part of the assets of any Transferor and such Insolvency Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive calendar days or such court shall enter a decree or order granting any of the relief sought in such Insolvency Proceeding.
Section 8.2Remedies.
(a)Optional Termination with Consent. Upon the occurrence and during the continuation of a Sale and Contribution Termination Event, the Buyer (but not the Master Servicer or any Originator), with the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders) (which may grant or deny such consent in its sole discretion), shall have the option, by notice to the Transferor (with a copy to the Administrative Agent and the Lenders), to declare the Purchase Facility terminated.
(b)Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to clause (a) above, the Buyer (and the Administrative Agent as Buyer’s collateral assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Laws, which rights shall be cumulative.

ARTICLE IX
INDEMNIFICATION
Section 9.1Indemnities by the Transferors. Without limiting any other rights that any Transferee (and the Master Servicer, solely with respect to paragraphs (n), (q), and (s) (as paragraph(s) relates to withholding Taxes)) may have hereunder or under Law, the Transferors, jointly and severally, hereby agree to indemnify the applicable Transferee, each of its officers, directors, employees, agents, employees and respective assigns, the Administrative Agent and each Lender (each of the foregoing Persons being individually called a “Sale and Contribution Indemnified Party”), forthwith on demand, from and against any and all damages, claims, losses, judgments, liabilities, penalties and related costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses and court costs ) (all of the foregoing being collectively called “Sale and Contribution Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with:
(a)the breach of any representation or warranty made or deemed made by any Transferor (or any employee, officer or agent thereof) under or in connection with this Agreement or any of the other Transaction Documents, or any information or report delivered by or on behalf of any Transferor pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;
(b)the failure by any Transferor to transfer good and marketable title in and to any Pool Receivable or Related Right to the applicable Transferee, free and clear of any Adverse Claims, and that is freely assignable, pursuant to this Agreement;
(c)the failure by any Transferor to comply with the terms of any Transaction Document or with any Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Law;
(d)the lack of an enforceable ownership interest, or a first priority perfected lien, in the Pool Receivables (and all Related Security) against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;
(e)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Laws with respect to any Pool Receivable or the Related Rights;
(f)any suit or claim related to the Pool Receivables (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Pool Receivable);
(g)any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in the Receivables Pool (including, without limitation, a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms or any other claim resulting from the sale of the property, products or services giving rise to such Receivable or the furnishing or failure to furnish such property, products or services;

(h)any failure of any Transferor to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
(i)any products liability, environmental or other claim arising out of or in connection with any Receivable or other merchandise, goods or services which are the subject of or related to any Receivable;
(j)the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;
(k)the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(l)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;
(m)any claim brought by any Person other than a Sale and Contribution Indemnified Party arising from any activity by any Transferor or any Affiliate thereof in servicing, administering or collecting any Pool Receivable;
(n)the failure by any Transferor to pay when due any Taxes, including sales, excise or personal property Taxes with respect to any Pool Receivable generated by such Transferor;
(o)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(p)any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable;
(q)any Tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including out-of-pocket attorneys’ fees and expenses and court costs in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables or any Related Rights (including any income, franchise and capital Taxes imposed on the Buyer with respect to or in connection with the Receivables);
(r)any liability under Section 8.5 of the Credit and Security Agreement; or
(s)the failure of any Receivable sold, transferred, contributed or assigned hereunder as an Eligible Receivable to actually constitute an Eligible Receivable on the date of sale, transfer, contribution or assignment.

provided that such indemnity shall not be available to any Sale and Contribution Indemnified Party to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of a Sale and Contribution Indemnified Party or (y) to the extent the same includes losses in respect of Receivables that are uncollectable by reason of the bankruptcy, insolvency, lack of creditworthiness or other financial inability to pay, of the related Obligor.
Notwithstanding anything to the contrary in this Agreement, solely for purposes of such Transferor’s indemnification obligations in this Article IX, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.
If for any reason the foregoing indemnification is unavailable to any Sale and Contribution Indemnified Party or insufficient to hold it harmless, then the Transferors, jointly and severally, shall contribute to the amount paid or payable by such Sale and Contribution Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Transferors and their Affiliates, on the one hand, and such Sale and Contribution Indemnified Party, on the other hand, in the matters contemplated by this Agreement as well as the relative fault of the Transferors and their Affiliates and such Sale and Contribution Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Transferors under this Section 9.1 shall be in addition to any liability which the Transferors may otherwise have, shall extend upon the same terms and conditions to the Sale and Contribution Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Transferor and the Sale and Contribution Indemnified Parties. Any indemnification or contribution under this Section 9.1 shall survive the termination of this Agreement.
ARTICLE X
MISCELLANEOUS
Section 10.1Amendments, etc.
(a)The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer, the Intermediate Transferor, the Master Servicer and each Originator, with the prior written consent of the Requisite Lenders.
(b)No failure or delay on the part of the Buyer, the Intermediate Transferor, the Master Servicer, any Originator, the Administrative Agent or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Teads Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or the Administrative Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
Section 10.2Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule IV hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Lender, at their respective address for notices pursuant to the Credit and Security Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.
Section 10.3No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Transferor hereby authorizes the Buyer and each Lender (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to such Set-off Party arising in connection with the Transaction Documents (including amounts payable by such Originator pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of such Originator.
Section 10.4Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither any Originator, the Intermediate Transferor nor the Master Servicer may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer and the Requisite Lenders, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
Section 10.5CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)Governing Law. This Agreement and the other Transaction Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Transaction Document (except, as to any other Transaction Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.
The Originators, the Intermediate Transferor, the Buyer and the Master Servicer irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Collateral Agent, Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Agreement or in any other Transaction Document shall affect any right that the Collateral Agent, Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the Originators, the Buyer and the Master Servicer or its properties in the courts of any jurisdiction.
(b)Waiver of Venue. The Originators, the Intermediate Transferor, the Buyer and the Master Servicer irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
(d)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.6Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, the Transferors, jointly and severally, agree to pay on demand:
(a)to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including (i) the reasonable and documented out-of-pocket attorneys’ fees and expenses and court costs for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable and documented accountants’, auditors’ and consultants’ fees and expenses for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;
(b)to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses and court costs), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and
(c)all Other Taxes payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agree to indemnify each Sale and Contribution Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such Other Taxes.
Section 10.7Captions and Cross References; Incorporation by Reference. The various captions (including the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
Section 10.8Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments. This Agreement shall become effective when it shall have been executed by the parties hereto and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.9Acknowledgment and Agreement. By execution below, each Transferor expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be collaterally assigned by means of the Buyer granting a security interest to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Credit and Security Agreement, and each Transferor consents to such collateral assignment. Each of the parties hereto acknowledges and agrees that the Lenders, the Collateral Agent (for the benefit of the Secured Parties), and the Administrative Agent are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Amortization Event under the Credit and Security Agreement, the Administrative Agent and the Collateral Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.
Section 10.10No Proceeding. Each Transferor hereby agrees that it will not institute, or join any other Person in instituting, against any Transferee any Insolvency Proceeding for at least one year and one day following the Final Payout Date. In addition, all amounts payable by a Transferee to any Transferor pursuant to this Agreement shall be payable solely from funds available for that purpose. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount in respect of any Intercompany Loan Agreement or otherwise to such Originator pursuant to this Agreement unless the Buyer has received funds which may, subject to Section 3.1 of the Credit and Security Agreement, be used to make such payment.
Section 10.11Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
Section 10.12Originators Jointly and Severally Liable. Each of the representations, warranties, covenants, obligations, indemnities and other undertakings of any Originator hereunder shall be made jointly and severally, and are joint and several liabilities of the Originators hereunder.

Section 10.13Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Joinder Agreements, amendments or other waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.14Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FF Cayman AR Ltd, as Buyer
By:	/s/ Seung Joon Sung
Name: Seung Joon Sung
Title: Director

FF Cayman Holdings Ltd, as the Intermediate Transferor
By:	/s/ Seung Joon Sung
Name: Seung Joon Sung
Title: Director

OT Midco Inc., as the Master Servicer
By:	/s/ Veronica Gonzalez
Name: Veronica Gonzalez
Title: Secretary

Teads, Inc., as an Originator
By:	/s/ Margaret Runeari
Name: Margaret Runeari
Title: President

U.S. Sale and Contribution Agreement